Exhibit 99.1

IDT Reports Results for Second Quarter Fiscal 2006

NEWARK, NJ — March 8, 2006 — IDT Corporation (NYSE: IDT, IDT.C) announces operating results for the second quarter of fiscal 2006, the three months ended January 31, 2006.

•	Revenues increased 3.7% to $615.7 million from $593.5 million in the second quarter of fiscal 2005.

•	The net loss from continuing operations for the second quarter of fiscal 2006 was $58.7 million, or ($0.61) per share, compared to a net loss of $20.7 million, or ($0.22) per share, in the second quarter of fiscal 2005.

•	As of January 31, 2006, cash, cash equivalents, and restricted cash and marketable securities stood at $700.0 million.

•	Our financial results for fiscal years 2005 and 2006 now reflect a reclassification of Corbina Telecom as a discontinued operation.

The following table summarizes the operating performance of IDT’s business segments1:

	Revenues			Income (Loss) from Operations
$ millions	Q2 ‘06	Q1 ‘06	Q2 ‘05	Q2 ‘06	Q1 ‘06	Q2 ‘05
IDT Retail Telecom	$368.2	$363.9	$397.3	$(4.1)	$7.7	$12.8
IDT Wholesale Telecom	128.8	138.1	128.3	(7.3)	(6.1)	(3.7)

IDT Telecom Total	497.0	502.0	525.6	(11.4)	1.6	9.1
IDT Entertainment	48.4	48.1	41.1	0.2	0.7	2.0
Voice over IP	25.1	21.6	18.1	(9.4)	(8.1)	(8.7)
IDT Capital	43.4	31.4	7.2	(3.8)	(3.6)	(3.5)
IDT Solutions	1.7	1.4	1.5	(18.4)	(6.2)	(14.9)
Corporate	—	—		(14.3)	(16.8)	(12.6)

Total IDT	$615.7	$604.6	$593.5	$(57.1)	$(32.4)	$(28.6)

“This was a challenging quarter for our telecom operations, which have faced unrelenting competitive pressures for some time,” said Jim Courter, CEO. “In addition, while shedding our unprofitable Winstar operations, and disposing of our Russian telecom operations at a significant gain, we continued to invest in a mix of businesses, both within telecom, using our core competencies and infrastructure, and also in highly promising new areas, particularly in entertainment. We believe this is the right course for the long term.”

DEVELOPMENTS

•	The sale of Corbina, our Russian telecom business, for $145.7 million in cash, which we announced last quarter, closed on March 2.

•	On January 26, we announced that GVC Networks, of Detroit, Michigan, acquired the remaining operations and assets of our Winstar business, except for our nationwide spectrum assets. The operations sold consisted mostly of existing contracts to provide telecommunications services to governmental customers. In connection with the transaction, IDT paid Lucent $10 million in settlement of outstanding litigation.

•	In the second quarter of fiscal 2006, we repurchased 3.1 million shares of IDT stock for $37.1 million. Beginning with the fourth quarter of fiscal 2005 through January 31, 2006, we have repurchased a cumulative 6.4 million shares for $79.3 million. We have Board authorization to acquire an additional 13.6 million shares.

•	On January 27, our tender offer for Net2Phone closed, and we acquired 33.2 million shares of Net2Phone for $68.3 million. On February 17, we executed a merger agreement with Net2Phone. Following the consummation of the merger, Net2Phone will be a privately held, wholly-owned subsidiary of IDT, and shares of Net2Phone common stock will cease to be quoted on the NASDAQ National Market and will be deregistered with the SEC. The estimated additional consideration payable as a result of the merger will be approximately $28.1 million.

RESULTS OF OPERATIONS

IDT Telecom Line of Business Detail1

	Revenues			Gross Profit Margin
$ millions	Q2 ‘06	Q1 ‘06	Q2 ‘05	Q2 ‘06	Q1 ‘06	Q2 ‘05
Calling Cards	$301.6	$295.9	$306.5	20.4%	21.9%	22.4%
Consumer Phone Services	66.7	68.0	90.8	44.3%	46.7%	49.5%

Total Retail	368.2	363.9	397.3	24.7%	26.6%	28.6%
Wholesale	128.8	138.1	128.3	8.6%	9.0%	9.3%

Total Telecom	$497.0	$502.0	$525.6	20.5%	21.7%	23.9%

Retail Telecom

•	Calling card revenues increased 1.9% versus the first quarter of fiscal 2006, and were 1.6% lower when compared to last year’s second quarter. Both on a sequential basis as well as year-over-year, U.S. calling card revenues increased, while European calling card revenues declined, reflecting intensifying competition in some of our major European markets.

•	Consumer phone services revenues in the second quarter of fiscal 2006 were 26.6% lower than those recorded in the year-ago period and down 2.1% from the first quarter of fiscal 2006, with continuing declines in the United States outweighing the growth achieved in Europe. The customer base for bundled unlimited local and long distance calling within the United States was approximately 188,000 as of January 31, 2006, compared to 202,000 customers as of October 31, 2005 and 300,000 customers as of January 31, 2005. The declines in revenues and subscribers is a direct result of our decision to stop marketing our bundled service early in calendar 2005 in response to the FCC’s ruling that incumbent carriers are no longer required to lease elements of their local networks to competing carriers, such as IDT.

•	Through Toucan, the brand name under which we provide our consumer phone and data services in the U.K. and the Netherlands, we provided service to approximately 165,000 customers subscribing to more than 191,000 services (which include various residential phone services in addition to Internet and wireless phone services) as of January 31, 2006.

•	Retail Telecom gross margins narrowed to 24.7%, compared to 26.6% in the first quarter, and 28.6% in last year’s second quarter. This quarter witnessed gross margin declines across all of our major retail lines of business. Gross margins for calling cards in both the United States and Europe were affected by intensified price competition as well as cost increases to several key destinations. Our U.S. consumer phone services business was affected by the higher cost structure called for in our wholesale services agreement with Verizon, which replaced the UNE-P regime, which was in place during the second quarter of last year.

•	Operating profits for our Retail Telecom business declined $16.9 million as compared to the year-ago period, pushing the division into its first quarterly operating loss since the fourth quarter of fiscal 2001.

Wholesale Telecom

•	Wholesale Telecom revenues decreased 6.7% sequentially, and were essentially unchanged from those of a year ago.

•	Both on a sequential basis as well as year-over-year, increases in minute volumes were offset by declines in per-minute price realizations, resulting in gross margin declines.

•	Internationally originated traffic represented 56% of total wholesale revenues during the second quarter, compared to 50% in the first quarter, and 45% in last year’s second quarter, as our wholesale carrier business becomes increasingly global.

IDT Entertainment

•	IDT Entertainment’s revenues increased both on a sequential basis as well as year-over-year, led by the growth in our sales of proprietary productions.

•	Proprietary production revenues during the quarter were driven by television and foreign pre-sales of The Happy Elf, Masters of Horror and other direct to TV/DVD productions.

•	Our first feature film has been formally named “Everyone’s Hero, The Story of Yankee Irving.” We have also obtained what we believe will be a more favorable movie release date - the weekend of September 15, 2006.

•	On February 2, we announced the appointment of Amorette Jones as EVP of Marketing. Ms. Jones is an award-winning marketing veteran and former head of Worldwide Marketing for Artisan Pictures. She oversaw unique marketing strategies, which have influenced the way the entire industry markets movies, for films such as The Blair Witch Project.

•	On February 23, we announced that the ABC Television Network picked up IDT Entertainment’s drama series Masters of Science Fiction. The series will feature works from some of the most well known authors of science fiction.

IDT CONFERENCE CALL INFORMATION

Conference call today, March 8, 2006, at 5:15 PM Eastern Time.

•	From the U.S., 1-866-594-2183 passcode #7098806.

•	International callers, 1-973-935-8583 passcode #7098806

•	Replay available for one week at

•	1-877-519-4471, passcode #7098806 for domestic callers,

•	or 1-973-341-3080, passcode #7098806 for international callers.

•	Webcast of the conference call at www.idt.net. A direct link to the call on the website. An archived copy of the call will be available at the IDT Website in the Investor Relations section’s Presentations for at least six months after the call.

•	Financial and statistical information available on IDT’s website at www.idt.net in the “About IDT” Press Releases, and “About IDT” Investor Relations Presentations and Financial sections.

ABOUT IDT CORPORATION

IDT Corporation is a multinational telecommunications, entertainment and technology company. IDT conducts its business primarily through the following operating divisions: IDT Telecom, our largest division, offers retail and wholesale telecommunications services including calling cards, consumer local, long distance, and wireless services; IDT Entertainment operates our animation and home video entertainment businesses; IDT Capital develops and operates new business ventures; and Voice over IP consists primarily of Net2Phone, a provider of VoIP PacketCable, SIP and wireless solutions around the world.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent IDT’s current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. These risks and uncertainties include, but are certainly not limited to the specific risks and uncertainties discussed in our reports filed with the SEC. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statements or risk factors.

Footnotes

[1]	Columns in tables may not add due to rounding.

Investor Contact	Media Contact
Jonathan Levy 973-438-4496	Gil Nielsen 973-438-3553

IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2006	2005	2006	2005
	(In thousands, except per share data)
Revenues	$615,702	$593,496	$1,220,291	$1,209,913
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	479,252	440,570	939,056	902,839
Selling, general and administrative (i)	166,851	145,867	317,163	288,429
Depreciation and amortization	26,000	26,879	52,059	50,854
Restructuring and impairment charges	729	8,780	1,543	11,415

Total costs and expenses	672,832	622,096	1,309,821	1,253,537

Loss from operations	(57,130)	(28,600)	(89,530)	(43,624)
Interest income, net	2,099	5,565	5,277	11,196
Investment and other income, net	2,889	5,404	3,844	6,228

Loss from continuing operations before minority interests and income taxes	(52,142)	(17,631)	(80,409)	(26,200)
Minority interests	(6,911)	(805)	(8,307)	(3,488)
Benefit from (provision for) income taxes	402	(2,223)	(1,856)	(4,839)

Loss from continuing operations	(58,651)	(20,659)	(90,572)	(34,527)

Income from discontinued operations	3,015	2,935	7,012	5,069

Net loss	$(55,636)	$(17,724)	$(83,560)	$(29,458)

Earnings per share:
Basic:
Loss from continuing operations	$(0.61)	$(0.22)	$(0.93)	$(0.36)
Income from discontinued operations	$0.03	$0.03	$0.07	$0.05
Net loss	$(0.58)	$(0.19)	$(0.86)	$(0.31)

Diluted:
Loss from continuing operations	$(0.61)	$(0.22)	$(0.93)	$(0.36)
Income from discontinued operations	$0.03	$0.03	$0.07	$0.05
Net loss	$(0.58)	$(0.19)	$(0.86)	$(0.31)

Weighted-average number of shares used in calculation of earnings per share:
Basic	95,858	95,635	97,010	95,412

Diluted	95,858	95,635	97,010	95,412

__________
(i) Stock-based compensation included in selling, general and administrative expense	$7,309	$5,059	$14,395	$9,892

IDT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31, 2006	July 31, 2005
	(Unaudited)
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$48,978	$171,027
Marketable securities	649,344	780,263
Trade accounts receivable, net	208,053	189,094
Other current assets	128,570	112,263
Assets of discontinued operations	73,618	50,567

Total current assets	1,108,563	1,303,214
Property, plant and equipment, net	317,498	335,002
Goodwill	145,688	110,966
Licenses and other intangibles, net	39,593	32,591
Investments	53,968	50,941
Other assets	169,120	144,876

Total assets	$1,834,430	$1,977,590

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$86,430	$110,282
Accrued expenses	254,257	229,945
Deferred revenue	146,784	144,248
Capital lease obligations—current portion	24,472	32,728
Other current liabilities	37,499	38,043
Liabilities of discontinued operations	31,517	13,962

Total current liabilities	580,959	569,208
Deferred tax liabilities, net	105,252	108,237
Capital lease obligations—long-term portion	40,135	42,370
Notes payable—long-term portion	146,469	121,470
Other liabilities	6,068	8,217

Total liabilities	878,883	849,502
Minority interests	48,402	89,891
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000,000; no shares issued	—	—
Common stock, $.01 par value; authorized shares—100,000,000; 25,074,860 shares issued at January 31, 2006 and July 31, 2005; 15,453,073 and 18,014,723 shares outstanding at January 31, 2006 and July 31, 2005, respectively	251	251
Class A common stock, $.01 par value; authorized shares—35,000,000; 9,816,988 shares issued and outstanding at January 31, 2006 and July 31, 2005	98	98
Class B common stock, $.01 par value; authorized shares—100,000,000; 76,285,346 and 75,917,516 shares issued at January 31, 2006 and July 31, 2005, respectively; 71,142,262 and 73,550,857 shares outstanding at January 31, 2006 and July 31, 2005, respectively	763	759
Additional paid-in capital	903,211	907,223
Treasury stock, at cost, consisting of 9,621,787 and 7,060,137 shares of common stock and 5,143,084 and 2,366,659 shares of Class B common stock at January 31, 2006 and July 31, 2005, respectively	(212,410)	(147,690)
Deferred compensation	—	(19,043)
Accumulated other comprehensive income (loss)	297	(1,896)
Retained earnings	214,935	298,495

Total stockholders’ equity	907,145	1,038,197

Total liabilities and stockholders’ equity	$1,834,430	$1,977,590

IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended January 31,
	2006	2005
	(In thousands)
Net cash used in operating activities	$(79,139)	$(5,308)
Investing activities
Capital expenditures	(29,410)	(35,528)
Issuance of notes receivable, net	(3,241)	(5,650)
Investments and acquisitions, net of cash acquired	(81,147)	(11,674)
Proceeds from sales and maturities of marketable securities	1,517,571	2,767,922
Purchases of marketable securities	(1,383,304)	(2,669,120)

Net cash provided by investing activities	20,469	45,950
Financing activities
Proceeds from exercise of stock options	590	2,809
Proceeds from employee stock purchase plan	1,142	893
Proceeds from borrowings	25,414	—
Repayments of borrowings	(1,607)	—
Repayments of capital lease obligations	(10,492)	(13,429)
Repurchases of common stock and Class B common stock	(65,298)	(1,985)
Cash and marketable securities restricted against letters of credit	—	2,904
Distributions to minority shareholders of subsidiaries	(13,531)	(16,630)

Net cash used in financing activities	(63,782)	(25,438)
Effect of exchange rate changes on cash and cash equivalents	403	3,668

Net (decrease) increase in cash and cash equivalents	(122,049)	18,872
Cash and cash equivalents, beginning of period	171,027	141,674

Cash and cash equivalents, end of period	$48,978	$160,546

Supplemental schedule of non-cash investing and financing activities
Purchases of property, plant and equipment through capital lease obligations	$5,476	$12,853

Net cash from discontinued operations
Operating activities	$9,662	$4,324
Investing activities	(11,897)	(4,131)
Financing activities	3,005	—

Total increase in cash of discontinued operations	$770	$193

IDT CORPORATION

SELECTED	CONSOLIDATED FINANCIAL DATA

THREE MONTHS ENDED JANUARY 31, 2006

(Segment data is shown net of effect of inter-segment transactions)

(In thousands)	Total IDT Corporation	Retail Telecom	Wholesale Telecom	IDT Entertainment	Voice Over IP	IDT Capital	IDT Solutions	Corporate
STATEMENT OF OPERATIONS DATA
Revenues	$615,702	$368,231	$128,809	$48,445	$25,129	$43,406	$1,682	$—
Costs and expenses:
Direct cost of revenues (exclusive of depreciation & amortization)	479,252	277,259	117,677	31,645	14,426	35,818	2427

Selling, general and administrative	166,851	81,872	13,457	13,430	17,760	9,984	16,826	13,522

Depreciation and amortization	26,000	13,248	4,941	3,196	2,313	1,448	50	804

Restructuring and impairment charges	729	—	—	—	(5)		734	—

Total costs and expenses	672,832	372,379	136,075	48,271	34,494	47,250	20,037	14,326

Income (loss) from operations	(57,130)	$(4,148)	$(7,266)	$174	$(9,365)	$(3,844)	$(18,355)	$(14,326)

Interest income, net	2,099
Investment & other income (expense), net	2,889

Loss from continuing operations before minority interests & income taxes	(52,142)
Minority interests	(6,911)
Benefit from income taxes	402

Loss from continuing operations	(58,651)
Income from discontinued operations	3,015

Net loss	$(55,636)